USA WASTE                                                            1001 Fannin
                                                                      Suite 4000
                                                               Houston, TX 77002
                                                                  (713) 512-6200
                                                              (713) 512-6299 Fax

Contact:   For Waste Management                        For USA Waste:
           Cherie Rice, Analysts                       Lew Nevins
           (630) 218-1850                              (713) 512-6228
           William J. Plunkett, Media
           (630) 572-8898

                              For Immediate Release


                  WASTE MANAGEMENT AND USA WASTE AGREE TO MERGE
                  ---------------------------------------------

     -- Transaction Expected To Be Accretive To Both Companies' Shareholders
                      And To Accelerate Earnings Growth --

                    -- Operating Earnings Of Combined Company
                 Expected To Be $2.90 - $3.05 Per Share In 1999;
                   $3.55 - $3.70 Per Share In The Year 2000 --

OAK BROOK, ILLINOIS, AND HOUSTON, TEXAS, March 11, 1998 -- Waste
Management, Inc. (NYSE: WMX) and USA Waste Services, Inc. (NYSE: UW) today announced that they have signed a definitive agreement to merge.

In the merger, which has been approved unanimously by the boards of both companies, each share of Waste Management will be exchanged for 0.725 shares of USA Waste common stock (or 345 million USA Waste shares), resulting in a total of approximately 565 million outstanding shares for the combined company, after adjusting for approximately 20 million pooling-related shares to be issued by Waste Management prior to the merger. Waste Management shareholders will own approximately 60 percent of the combined enterprise, which at yesterday's closing stock prices would have an aggregate equity market capitalization in excess of $20 billion. The transaction will be tax free to shareholders and is intended to be accounted for as a pooling of interests.

The parties expect to achieve annual cost savings of at least $800 million through operating synergies and enhanced efficiencies. Excluding costs directly related to the merger, the transaction is expected to be accretive to both companies' operating earnings for 1999 and the long term. Operating earnings for the combined company in 1999 are currently expected to be in the range of $2.90 to $3.05 per share.

"In one stroke we are delivering to Waste Management and its shareholders the ideal senior management team, while at the same time creating a new vehicle for long-term growth," said Robert S. Miller, who has served as acting chairman and chief executive officer of Waste Management, Inc. since October and was elected chairman and chief executive officer on Tuesday. He will serve as non-executive chairman of the combined company.

USA Waste Chairman and CEO John E. Drury, who will be CEO of the new company, said, "This merger is about creating value for both companies' shareholders. An essential result of the transaction is its expected accretion to USA Waste's shareholders. We intend to move swiftly to apply our operating strategy to the combined company. That strategy has allowed us to provide superior service to our customers while maintaining the lowest costs and the highest profit margins in the industry.

"The merger also represents an excellent platform from which to pursue future growth," Mr. Drury added. "We anticipate the cost savings coupled with expected strong revenue growth to allow the combined company's operating earnings to grow at a rate in excess of 20 percent for the next several years."

The new company will benefit from a management and corporate governance structure that melds the talents of the two organizations:

o Mr. Miller will serve as non-executive chairman of the board of directors of the new company.

o Mr. Drury will serve as chief executive officer and chairman of the board's executive committee.

o USA Waste President and Chief Operating Officer Rodney R. Proto will serve as president and COO and as a director.

o Earl E. DeFrates, USA Waste's chief financial officer, will serve as executive vice president and CFO.

o Additional members of the new senior management team will be drawn from the best of both companies.

o The new company will be governed by a board of directors consisting of an equal number of members designated by each company's current board.

o Roderick M. Hills, a current member of Waste Management's board, will serve as chairman of the board's audit committee. Mr. Hills is a former chairman of the U.S. Securities and Exchange Commission.

o Jerome B. York, a current member of USA Waste's board, will serve as chairman of a special integration committee overseeing achievement of cost savings and synergies. Mr. York is vice chairman of Tracinda Corporation and a former chief financial officer of IBM Corporation and Chrysler Corp.

o USA Waste President and COO Rod Proto and Waste Management Executive Vice President and COO Joseph Holsten will serve as co-chairman of a special management committee designated to oversee the transition.

o The new company will be named Waste Management, Inc. and will be based in Houston. It will also maintain offices in Oak Brook, Illinois.

"This transaction is driven by the tremendous cost savings available to the combined company and the growth opportunity arising from creating the world's largest solid waste company," Mr. Drury said. "These savings will come from consolidating routes, eliminating duplicate facilities, utilizing transfer stations and disposal facilities more cost-effectively, and streamlining corporate and support functions.

"We are delighted to bring someone of Jerry York's talents to this process as chairman of the board's Special Integration Committee," Mr. Drury continued. "Realization of these savings, along with our growth strategy, will make the new company a powerful cash-generating engine. These strong cash flows will give us maximum flexibility for creating continuing shareholder value."

Mr. Miller stated, "After carefully reviewing a wide variety of strategic alternatives available to Waste Management at this critical juncture in its history, our board of directors determined that a strategic combination with USA Waste is in the best interest of our shareholders. The transaction is expected to be accretive to our shareholders in the near and long term.

Mr. Miller continued, "We have been looking for a dynamic, creative and experienced CEO to lead our company. We found that person in John Drury. The Waste Management board is confident that the combined company's corporate and field management team -- drawing the best of the best from both companies -- will have the talent, commitment and enthusiasm needed to make this merger an unqualified success.

"We are particularly impressed by the significant personal investments that John Drury, his colleagues in senior management and the board of USA Waste have in their company. They clearly have a strong incentive to deliver outstanding results to the combined company's shareholders."

Mr. Drury added, "Waste Management has long been a leader in this industry and is particularly distinguished by its dedicated and talented work force. I am looking forward to the exciting task of combining the two companies' strengths to create the outstanding waste services company of the next century."

Consummation of the transaction is subject to expiration or termination of the applicable Hart-Scott-Rodino waiting period, approval of the merger by the shareholders of each company, and other customary closing conditions. The transaction is expected to be completed by the fall of 1998.

Donaldson, Lufkin & Jenrette served as financial adviser to USA Waste and Merrill Lynch served as financial adviser to Waste Management.

Waste Management, Inc., based in Oak Brook, Illinois, is the leading international provider of comprehensive waste management services. The Company operates throughout the United States and in select international markets through its principal subsidiaries, Waste Management, Wheelabrator Technologies and Waste Management International.

USA Waste, based in Houston, is an integrated, non-hazardous, solid waste management company currently serving municipal, commercial, industrial and residential customers in 48 states, the District of Columbia, Canada, Puerto Rico and Mexico.

Except for historic data, the information contained herein (including the accompanying schedules) constitutes forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors, including the ability of the Companies to meet price increase and new business sales goals, fluctuation in recyclable commodity prices, weather conditions, slowing of the overall economy, increased interest costs arising from a change in the Companies' leverage, failure of the Companies' plans to produce anticipated cost savings, the timing and magnitude of capital expenditures, inability to obtain or retain permits necessary to operate disposal or other facilities or otherwise complete project development activities, inability to complete contemplated dispositions of the Companies' businesses and assets at anticipated prices and terms, and the cost and timing of stock repurchase programs. The Companies make no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

                            BIOGRAPHICAL INFORMATION


Robert S. (Steve) Miller
Mr. Miller, 56, joined Waste Management in October 1997 as acting chairman and chief executive officer. He joined the company's board of directors in May 1997. Most recently he served as acting chief executive officer of Federal Mogul Corporation. Before that he was recruited to serve as chairman of Morrison Knudsen Corporation in a critical period of restructuring after the resignation of Chairman and CEO William Agee between April 1995 and September 1996 after which he became vice chairman. He has also been a senior partner at James D. Wolfensohn, Inc., an investment bank specializing in corporate strategy. Mr. Miller's first major experience with corporate turnarounds was at Chrysler Corporation, where he was a key negotiator of the company's innovative financial restructuring with the federal government and served as its chief financial officer and vice chairman.

John E. Drury
John E. Drury, 53, has been chairman of the board of USA Waste since June 30, 1995 and chief executive officer and a director of the company since May 27, 1994. Mr. Drury served as a managing director of Sanders Morris Mundy Inc., a Houston-based investment banking firm from 1991 to May 1994. Mr. Drury served as president and chief operating officer of Browning-Ferris Industries, Inc. from 1982 to 1991, during which time had chief responsibility for all solid waste operations.

Rodney R. Proto
Rodney R. Proto, 49, has been president, chief operating officer and a director of USA Waste since joining the company in August 1996. Prior to joining USA Waste, Mr. Proto was president, chief operating officer and a director of Sanifill, Inc. since February 1992. Previously, Mr. Proto was employed by Browning-Ferris Industries for twelve years where he served, among other positions, as president of Browning-Ferris Industries Europe, Inc. from 1987 through 1991 and chairman of BFI Overseas from 1985 through 1987.

Earl E. DeFrates
Earl E. DeFrates, 54, has been executive vice president and chief financial officer of USA Waste since May 1994. From October 1990 to April 1995, he was also secretary. Mr. DeFrates joined USA Waste as vice president - finance in October 1990 and was elected executive vice president in May 1994. Earlier, Mr. DeFrates was employed by Acadiana Energy Inc. (formerly Tatham Oil & Gas, Inc.), serving in various officer capacities including as the company's chief financial officer since 1980.

Joseph M. Holsten
Joseph M. Holsten, 45, executive vice president and chief operating officer, joined the company in 1981 and has served in various management positions in Waste Management, Inc.'s North American and international operations. Mr. Holstein is responsible for all operating units of

Waste Management, Inc. Prior to his present position, Mr. Holsten was chief executive of Waste Management International plc and is a member of its board. Prior to working for Waste Management, Mr. Holsten was staff auditor at Coopers & Lybrand in Tucson, Arizona, and senior operational auditor at Talley Industries in Mesa, Arizona.

                                    KEY FACTS


Waste Management

Headquarters:  Oak Brook, Illinois

Employees:  58,800 worldwide (37,000 in U.S.)

1997 Revenues:  $9.2 billion


USA Waste Services

Headquarters:  Houston, Texas

Employees:  17,700

1997 Revenues:  $2.6 billion

COMBINED ASSETS - NORTH AMERICA
--------------------------------------------------------------------------------
         Landfills:
             USA Waste                                     182
             Waste Management                              137
                                                           ---
                  Total                                    319

         Collection Operations:
             USA Waste                                     250
             Waste Management                              400
                                                           ---
                  Total                                    650

         Transfer Stations:
             USA Waste                                     175
             Waste Management                              164
                                                           ---
                  Total                                    339
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION


OPERATING STATISTICS AND ACCRETION ANALYSIS

-------------------------------------------------------------------------------------------------------
($ in millions, except EPS)                   1998P                 1999                  2000
                                              -----                 ----                  ----

Revenue                                     $12,500               $13,800               $15,300
EBITDA                                        4,600                 5,300                 6,100

USA Waste EPS Street Estimates                $2.15                 $2.60                 $3.20(1)
Expected Accretion/(Dilution) Impact      greater than 10%      greater than 10%      greater than 10%
Operating EPS                             $2.35 - $2.50         $2.90 - $3.05         $3.55 - $3.70
Synergies Assumptions                     $800 million          $800 million          $800 million

--------------
(1)      Based on IBES long-term growth estimates
-------------------------------------------------------------------------------------------------------


COMPARATIVE FINANCIAL STATISTICS
(YEAR ENDED 12/31/97)
--------------------------------------------------------------------------------
                                                   Waste              Pro Forma
                              USA Waste          Management           Merger(1)
                              ---------          ----------           ---------
% of Revenues
EBITDA                          37.6%               27.1%               36.2%
EBIT                            26.0                15.2                24.4
Net Income                      13.7                 4.7                10.6

--------------
(1)      Includes full year impact of $800 million in synergies.
--------------------------------------------------------------------------------


KEY PRO FORMA FINANCIAL STATISTICS
--------------------------------------------------------------------------------
($ in millions)
                                                      At December 31,
                                                      ---------------
                                                 1997P               1998P
                                                 -----               -----
Balance Sheet:
Total Net Debt                                 $10,300              $8,400
Total Equity(1)                                  5,100               6,700
Total Net Debt/Total Capitalization                67%                 56%

EBITDA:                                         $4,300              $4,600

Credit Statistics:
Net Debt/EBITDA                                  2.4X                 1.8x
EBITDA/Gross Interest                            6.9                  7.5
--------------
(1)  Includes minority interest.
--------------------------------------------------------------------------------